Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of AuthenTec, Inc. of our report dated May 11, 2010 relating to the financial statements of SafeNet Embedded Security Solutions Division ,which appears in the Current Report on Form 8-K/A of AuthenTec, Inc. dated May 12, 2010. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Baltimore, Maryland
January 11, 2011